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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Twenty Six                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 24,       June 26,          June 24,      June 26,
                                                          2000           1999              2000          1999
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:


Net income                                        $     17,776   $     18,230     $      9,437   $     10,755
                                                  ============   ============     ============   ============


Average number of common shares outstanding              9,024         10,246            8,880         10,125
                                                  ============   ============     ============   ============



Earnings per common share                         $       1.97   $       1.78     $       1.06   $       1.06
                                                  ============   ============     ============   ============

                                      20

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